                                                                  Exhibit (d)(2)

                                                                  Execution Copy
                                                                  --------------


                            STOCKHOLDERS' AGREEMENT


          STOCKHOLDERS' AGREEMENT, dated as of July 9, 2001, among Broder Bros., Co., a Michigan corporation ("Buyer"), FLD Acquisition Corp., a Georgia
                              -----
corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary"), and
                                                     -----------------
the stockholders of Full Line Distributors, Inc., a Georgia corporation (the "Company"), who are listed on and execute the signature pages attached hereto
 -------
(each a "Stockholder" and, collectively, the "Stockholders").   Capitalized
         -----------                          ------------
terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement (as defined below).

                                R E C I T A L S

          WHEREAS, Buyer, Merger Subsidiary and the Company propose to enter into an Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things: (i)
                   ----------------
the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Merger Subsidiary
                                                   -----
for all the outstanding shares (the "Shares") of common stock, no par value, of
                                     ------
the Company (the "Common Stock") and (ii) the merger of Merger Subsidiary with
                  ------------
and into the Company (the "Merger"), upon the terms and subject to the
                           ------
conditions set forth in the Merger Agreement;

          WHEREAS, each Stockholder is the record owner of the number of shares of Common Stock set forth on his, her or its signature page attached hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares" of such Stockholder); and
 --------------

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Buyer and Merger Subsidiary have requested that each Stockholder enter into this Agreement.

                                  AGREEMENTS

          NOW, THEREFORE, to induce Buyer and Merger Subsidiary to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1.   Agreement to Tender.
               -------------------

          (a) Each Stockholder hereby agrees severally (and not jointly) to accept the Offer with respect to all of the Subject Shares of the Stockholder and to tender (or cause the record owner of such Shares to tender) all of his, her or its Subject Shares into the Offer. Such tender shall be made within 10 business days following the date hereof and shall not be withdrawn. Subject to
Section 9 below, (i) the obligation of any Stockholder to tender and not withdraw his, her or its Subject Shares is conditioned only upon lawful commencement of the Offer and otherwise is unconditional and (ii) immediately following the purchase of any Shares in the Offer, Merger Subsidiary shall purchase all Subject Shares not purchased in the Offer, if any.

          (b) Notwithstanding the foregoing, no Stockholder shall be required to tender his, her or its Subject Shares, not withdraw his, her or its Subject Shares or otherwise sell his, her or its Subject Shares in accordance with the terms of this Agreement in the event that, without the prior written consent of such Stockholder, any of the following has occurred: (i) a decrease in the Offer Price or change in the form of consideration payable in the Offer, (ii) a decrease in the number of Shares sought in the Offer, (iii) an amendment or waiver of the Minimum Condition, (iv) the imposition of additional conditions to the Offer or amendment to any condition to the Offer that is adverse in any material respect to the holders of the Shares, (v) an amendment of any other term of the Offer in any manner adverse in any material respect to the holders of Shares or (vi) an extension of the expiration date of the Offer which requires the consent of the Company under the Merger Agreement.

          (c) Merger Subsidiary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law.

          (d) Each of the Stockholders hereby permits Buyer and Merger Subsidiary to publish and disclose in the Offer Documents (as such term is defined in Section 1.01(c) of the Merger Agreement) his, her or its identity and ownership of Subject Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement.

          2.   Representations and Warranties of Each Stockholder.  Each
               --------------------------------------------------
Stockholder hereby, severally and not jointly, represents and warrants to Buyer and Merger Subsidiary as of the date hereof, in respect of himself, herself or itself as follows (except as to those matters set forth immediately following such Stockholder's signature):

          (a)  Authority. Such Stockholder has all requisite power and authority
               ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such

Stockholder and, assuming due authorization, execution and delivery by Buyer and Merger Subsidiary, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) No Conflicts.  Except for (i) the applicable requirements of the
              ------------
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the
                                                  ------------
Securities Act of 1933, as amended (the "Securities Act") and (ii) the
                                         --------------
applicable requirements of state securities laws, takeover laws or Blue Sky laws, the execution and delivery of this Agreement do not, and the consummation by such Stockholder of the transactions contemplated hereby and compliance with the terms hereof will not, (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of such Stockholder under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument, applicable to such Stockholder or to the property or assets of such Stockholder or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of the properties or assets of such Stockholder, including the Subject Shares, except for such conflicts, violations, breaches, defaults or other occurrences which, individually or the aggregate, have not had and would not reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations under this Agreement (a "Stockholder
                                                                -----------
Material Adverse Effect").
-----------------------

          (c) No Consents.  The execution and delivery of this Agreement by such
              -----------
Stockholder does not, and neither the performance of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby by such Stockholder will, require any consent, approval, authorization, order or permit of, or filing with or notification to, any Federal, state, local or foreign government or any court of competent jurisdiction, or other governmental, administrative or regulatory authority, commission or agency, domestic or foreign (each a "Governmental Entity"), except for (i) the applicable
                 -------------------
requirements of the Exchange Act and the Securities Act, (ii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws, (iii) in the case of Isador Mitzner, the consent of David B. Dermer, which consent has been obtained prior to the date hereof, and (iv) such other consents, approvals, authorizations or permits, filings or notifications, not obtained or made prior to the date hereof, the failure of which to be obtained or made would not prevent or delay consummation of the transactions contemplated hereby, or otherwise prevent such Stockholder from performing its obligations under this Agreement in any material respect, and which, individually or in the aggregate, have not had and would not reasonably be expected to have a Stockholder Material Adverse Effect. If such Stockholder is married and the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery by Buyer and Merger

Subsidiary and the Stockholder, constitutes a valid and binding agreement of, such Stockholder's spouse enforceable against such spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to be the consummation of the transactions contemplated hereby.

          (d)  The Subject Shares. Such Stockholder is the record and beneficial
               ------------------
owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and valid title to, the Subject Shares set forth on his, her or its signature page attached hereto, free and clear of any claims, liens, encumbrances, security interests, options, charges and restrictions of any kind (other than restrictions pursuant to applicable securities laws or such claims, liens, encumbrances, security interests, options, charges and restrictions otherwise disclosed on such Stockholder's signature page hereto). Except as otherwise set forth on his, her or its signature page attached hereto, such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth on the signature pages attached hereto. Such Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.

          (e)  No Brokers.  Except for CoView Capital, Inc., whose fees are
               ----------
payable by the Company, there is no investment banker, broker, finder or other intermediary (other than legal and accounting advisors) which have been retained by or is authorized to act on behalf of a Stockholder who might be entitled to any fee or commission from the Stockholder or any of his, her or its affiliates upon consummation of the transactions contemplated by this Agreement.

          3.   Representations and Warranties of Buyer and Merger Subsidiary.
               -------------------------------------------------------------
Buyer and Merger Subsidiary hereby, jointly and severally, represent and warrant to each of the Stockholders as of the date hereof as follows:

          (a)  Authority.  Buyer and Merger Subsidiary have all necessary power
               ---------
and authority to execute and deliver the Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Merger Agreement and this Agreement by each of Buyer and Merger Subsidiary, and the consummation of the transactions contemplated thereby and hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of each of Buyer and Merger Subsidiary are necessary to authorize this Agreement, the Merger Agreement or to consummate the transactions contemplated hereby or thereby (other than with respect to the Merger, the filing of the appropriate merger documents with the Secretary of State of the State of Georgia as required by the Georgia Business Corporation Code ("Georgia Code")). The Merger Agreement and this Agreement each has been
       ------------
duly and validly executed and delivered by Buyer and Merger Subsidiary and approved by Buyer as the sole stockholder of Merger Subsidiary, and, assuming due authorization, execution and delivery by the Company and each Stockholder, respectively, constitutes a legal, valid and binding obligation of Buyer and Merger Subsidiary enforceable against Buyer and Merger Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)  No Conflicts. The execution and delivery of the Merger Agreement
               ------------
and this Agreement by Buyer and Merger Subsidiary do not, and the consummation of the Offer, the Merger and the other Transactions (including this Agreement) and compliance with the terms thereof and hereof will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of Buyer or Merger Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any subsidiary of Buyer (each, a "Buyer Subsidiary") or by which any property or
                              ----------------
asset of Buyer or any Buyer Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any Buyer Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party or by which Buyer or any Buyer Subsidiary or any property or asset of Buyer or any Buyer Subsidiary is bound or affected, except for (A) the applicable requirements of the Exchange Act and the Securities Act, (B) the applicable requirements of state securities laws, takeover laws of Blue Sky laws and (C) in the case of clauses (ii) and (iii) above, except for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

          (c)  No Consents.  The execution and delivery of the Merger Agreement
               -----------
and this Agreement by Buyer and Merger Subsidiary do not, and neither the performance of the Merger Agreement and this Agreement by Buyer and Merger Subsidiary nor the consummation of the Transactions by the Company will, require any consent, approval, authorization, order or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements of the Exchange Act and the Securities Act, (ii) filing of appropriate merger documents with the Secretary of State of the State of Georgia as required by the Georgia Code, (iii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws and (iv) such other consents, approvals, authorizations or permits, filings or notifications, not obtained or made prior to consummation of the transactions contemplated hereby the failure of which to be obtained or made would not prevent or delay consummation of the transactions contemplated hereby, or otherwise prevent Buyer or Merger Subsidiary from performing its obligations under the Merger Agreement or this Agreement in any material respect, and which, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

          (d)  Financing.  Buyer has provided the Company with a copy of a
               ---------
commitment letter from the parties named therein to Buyer, dated as of July 6, 2001, relating to the debt financing to be provided to the Surviving Corporation (the "Commitment Letter"), which is in full force and effect as of the date
      -----------------
hereof. The financing contemplated by the Commitment Letter will provide Buyer, subject to the terms and conditions set forth therein, with sufficient funds for Buyer to pay the Acquisition Costs provided that (i) the representations and warranties made by the Company in Sections 4.03 and 4.28 of the Merger Agreement are true and correct in all respects (other than any misrepresentation that would not exceed, in the aggregate for all such representations and warranties in Section 4.03 and Section 4.28, $50,000) and (ii) the covenant set forth in
Section 6.01(h) of the Merger Agreement has not been breached. The commitment fees set forth in the Commitment Letter which are due and payable have been paid.

          (e)  No Brokers.  Except for Bain Capital, Inc., whose fees will be
               ----------
paid by Buyer, there is no investment banker, broker, finder or other intermediary (other than legal and accounting advisors) which have been retained by or is authorized to act on behalf of Buyer or any of its subsidiaries (or any director or officer thereof) who might be entitled to any fee or commission from Buyer, Merger Subsidiary or any of their respective assignees upon consummation of the transactions contemplated by this Agreement.

          4.   Covenants of Each Stockholder.  Each Stockholder hereby,
               -----------------------------
severally and not jointly, covenants and agrees as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, in each case after such time as Merger Subsidiary has purchased the Subject Shares of each Stockholder hereunder, and only if the record date for any such vote precedes the date of the sale of such Subject Shares to Merger Subsidiary, each Stockholder shall vote (or cause to be voted) the Subject Shares of such Stockholder, including by executing a written consent solicitation if requested by Buyer or Merger Subsidiary, in respect of which such Stockholder then has or exercises voting control in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Stockholder's votes, consents or other approvals are sought, such Stockholder shall vote (or cause to be voted) the Subject Shares of such Stockholder in respect of which such Stockholder then has or exercises voting control against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal and (ii) any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of common stock or other voting securities of the Company. The Stockholder further agrees not to commit or agree to take any action or enter into any agreement inconsistent with the foregoing.

          (c) Except for Isadore Mitzner's obligations to David B. Dermer as set forth on the signature page attached hereto, such Stockholder shall not (i) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of the
                --------
Subject Shares of such Stockholder or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than Merger Subsidiary or Merger Subsidiary's designee pursuant to the terms of the Offer or the Merger or otherwise to Merger Subsidiary in accordance with Section 1 (other than any Transfer pursuant to the laws of descent or distribution) or
(ii) enter into any other voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Subject Shares. Such Stockholder shall not commit or agree to take any of the foregoing actions.

          (d) Neither such Stockholder nor any of its officers, directors or employees shall, and such Stockholder shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative of any such Stockholder not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Such Stockholder promptly shall advise Buyer and Merger Subsidiary orally and in writing of any Acquisition Proposal or inquiry made to such Stockholder with respect to or that could lead to any Acquisition Proposal, the identity of the person making such Acquisition Proposal or inquiry (if such identification is not prohibited by the terms of the Acquisition Proposal) and the material terms of any such Acquisition Proposal or inquiry. The foregoing provisions of this paragraph (d) shall not, however, prohibit an individual Stockholder, or any partner, stockholder, officer or affiliate of a Stockholder that is a legal entity, who is a director of the Company from performing his or her legally required fiduciary duties as a director of the Company as permitted or required under the Merger Agreement.

          (e) Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement for purposes of ensuring that the restrictions on business combinations set forth in Parts 2 and 3 of Article 11 of the Georgia Code and in the Bylaws of the Company do not, and will not, apply to this Agreement, the Merger Agreement or the transactions contemplated thereby. Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Article 13 of the Georgia Code in connection with the Merger.

          5.  Grant of Irrevocable Proxy; Appointment of Proxy.
              ------------------------------------------------

          (a) Each Stockholder hereby irrevocably and severally grants to, and appoints, Buyer and Merger Subsidiary and Vince Tyra and Todd Turkin, or any of them, in their respective capacities as officers of Merger Subsidiary, and any individual who shall hereafter succeed to any such office of Merger Subsidiary, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with Section 4(a) and 4(b) hereof.

          (b) Each Stockholder severally represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable or if irrevocable, that the valid consent to the revocation of such proxies from the party or parties to whom such proxies were heretofore granted will be obtained, and that any such proxies are hereby revoked to the extent necessary to effect the transactions contemplated by Sections 1, 4 and 5 hereof. Each Stockholder understands and acknowledges that Buyer and Merger Subsidiary are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder in accordance with this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 14-2-722(d) of the Georgia Code. Such irrevocable proxy shall be valid until the earlier to occur of (i) eleven months from the date hereof and (ii) the termination of this Agreement pursuant to Section 9.

          6.  Further Assurances.  Upon the terms and subject to the conditions
              ------------------
set forth in this Agreement, each of Buyer and Merger Subsidiary agrees to comply with its obligations under the Merger Agreement and each of the parties agrees to use all reasonable best efforts to consummate and make effective the other transactions contemplated by this Agreement. The foregoing provisions of this Section shall not, however, prohibit an individual Stockholder, or any partner, stockholder, officer or affiliate of a Stockholder that is a legal entity, who is a director of the Company from performing his or her legally required fiduciary duties as a director of the Company as permitted or required under the Merger Agreement. Buyer shall cause Merger Subsidiary to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement.

          7.  Certain Events.
              --------------

          (a) Each Stockholder agrees that all of the Stockholder's obligations hereunder shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities of the Company by any Stockholder, the number of Subject Shares listed on the Stockholders' signature page shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities of the Company issued to or acquired by such Stockholder.

          (b) Each Stockholder agrees that it will deliver to the Company, within 10 business days after the date of the commencement of the Offer (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares solely for the purpose of the Company inscribing upon such certificates the following legend:

          "The shares of Common Stock, no par value, of Full Line Distributors, Inc., represented by this certificate are subject to a Stockholders' Agreement, dated as of July 9, 2001, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Full Line Distributors, Inc."

Upon request of the holder of any Subject Shares at any time after termination of this Agreement, the Company shall issue to such holder in exchange for such certificates new certificates of like tenor but not bearing the foregoing legend.

          8.  Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (i) Merger Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any U.S. subsidiary of Buyer that may be substituted for Merger Subsidiary in accordance with the terms of the Merger Agreement so long as such subsidiary assumes all obligations of Merger Subsidiary and Merger Subsidiary remains liable for all such obligations, and
(ii) Buyer may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Buyer that assumes all of Buyer's obligations hereunder, provided that Buyer will remain liable for its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          9.  Termination.  This Agreement shall terminate: (A) immediately
              -----------
upon (i) the termination of the Merger Agreement by Buyer or Merger Subsidiary in accordance with the terms of the Merger Agreement or (ii) the termination of the Merger Agreement by the Company in accordance with Section 10.01(i) of the Merger Agreement; (B) upon delivery by Stockholders holding Shares representing a majority of the Subject Shares ("Majority Stockholders") of a notice of termination to Buyer or Merger
         ---------------------
Subsidiary at any time more than 180 days after the termination of the Merger Agreement by the Company in accordance with Section 10.01(g) thereof; or (C) upon delivery by Buyer of a notice of termination to the Company at any time contemporaneously with or after the termination of the Merger Agreement by the Company in accordance with the terms of the Merger Agreement. Notwithstanding the foregoing, Sections 8, 9, 10, 11, 12 and 13 hereof shall survive any termination of this Agreement. No termination of this Agreement shall relieve any party from liability for breach of this Agreement or failure by such party to perform its obligations hereunder.

          10.  Effectiveness.  This Agreement shall be effective upon the
               -------------
execution of the Merger Agreement by all parties thereto.

          11.  Several Obligations.  Notwithstanding any other provision hereof,
               -------------------
each Stockholder's obligations hereunder are several, and not joint and several. Upon execution hereof by Buyer, Merger Subsidiary and any Stockholder, this Agreement shall be binding upon and inure to the benefit of Buyer, Merger Subsidiary and each such Stockholder, regardless of the failure of any other party listed on the signature page hereto to execute this Agreement.

          12.  General Provisions.
               ------------------

          (a)  Amendments.  This Agreement may not be amended except by an
               ----------
instrument in writing signed by each of the parties hereto.

          (b)  Notice.  All notices, requests and other communications to any
               ------
party hereunder shall be in writing, including facsimile, telex or similar writing, and shall be deemed given if delivered to Buyer and Merger Subsidiary at the address or telecopier number set forth in Section 11.01 of the Merger Agreement and to the Stockholder at its address or telecopier number set forth on Schedule A attached hereto (or at such other address or telecopier number for
   ----------
a party as shall be specified by like notice). Each such notice, request or other communication shall be effective (i) if given by facsimile and received at or prior to 5:00 p.m. local time on a business day, upon confirmation of receipt, and if given by facsimile and received at any other time, upon the next business day or (ii) if given by any other means, when delivered at the address specified in this Section 12(b).

          (c)  Interpretation.  When a reference is made in this Agreement to
               --------------
Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
(including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (f)  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAW OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          (g)  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (h)  Survival of Representations, Warranties and Covenants.  The
               -----------------------------------------------------
representations and warranties contained herein shall not survive the Effective Time. Unless otherwise provided for herein, the covenants and agreements contained herein shall not survive the Effective Time or the termination of this Agreement.

          13.  Confidentiality; Public Announcements.
               -------------------------------------

          (a) Each Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement (including the Offer and the Merger) may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof by Buyer, Merger Subsidiary and the Company, each Stockholder hereby agrees not to issue any press release or make any other public statement or disclose or discuss such matters with anyone not a party to this Agreement (other than such Stockholder's counsel and advisors, if any) without the prior written consent of Buyer and the Company, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or as required by law.

          (b) Subject to clause (a) above, Buyer and Merger Subsidiary, on the one hand, and the Stockholder, on the other hand, will consult with each other before issuing, and provide each other with a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Merger Agreement, including the Offer and the Merger, and shall not issue, and Buyer shall ensure that none of its subsidiaries shall issue, any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the party making such release will use reasonable efforts to obtain comments from the other party before issuance of such release or statement.

          IN WITNESS WHEREOF, Buyer, Merger Subsidiary and each Stockholder listed on the attached signature pages have caused this Agreement to be duly executed and delivered as of the date first written above.

                              BRODER BROS., CO.


                              By:    /s/ Vincent J. Tyra
                                     -------------------
                              Name:  Vincent J. Tyra
                              Title: CEO


                              FLD ACQUISITION CORP.


                              By:    /s/ Vincent J. Tyra
                                     -------------------
                              Name:  Vincent J. Tyra
                              Title: CEO

                   Signature page to Stockholders' Agreement


                                    Name of Stockholder:


                                    J. David Keller
                                    --------------------------
                                    (please print legal name or entity or
                                    individual)


                                    By: /s/ J. David Keller


                                    Number of Subject Shares owned as of July 9,
                                    2001:

                                    650,651 shares of Common Stock


                                    Notice Address:

                                    J. David Keller
                                    P.O. Box 728
                                    Jasper, GA  30143

                                    with a copy to:

                                    Smith Gambrell & Russell, LLP
                                    1230 Peachtree Street, N.E.
                                    Suite 3100, Promenade II
                                    Atlanta, GA  30309
                                    Attention:   Arthur Jay Schwartz
                                                 Marlon F. Starr

                   Signature page to Stockholders' Agreement


                                    Name of Stockholder:


                                    Isador E. Mitzner
                                    -----------------------------------
                                    (please print legal name or entity or
                                    individual)


                                    By: /s/ Isador E. Mitzner
                                        ---------------------


                                    Number of Subject Shares owned as of July 9,
                                    2001:

                                    1,955,944 shares of Common Stock*


                                    Notice Address:

                                    Isador E. Mitzner
                                    5445 North Powers Ferry Road
                                    Atlanta, GA  30327

                                    with a copy to:

                                    Smith Gambrell & Russell, LLP
                                    1230 Peachtree Street, N.E.
                                    Suite 3100, Promenade II
                                    Atlanta, GA  30309
                                    Attention:  Arthur Jay Schwartz
                                                Marlon F. Starr


*The obligations of Isador Mitzner are subject to the following: Isador E. Mitzner granted to David B. Dermer the option to purchase 19,500 shares of the Common Stock of the Company owned by Mr. Mitzner at a price of $1.21 per share pursuant to the terms of that certain Third Amended and Restated Option Agreement dated April 4, 1996.